CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Yearly Report of AVVAA World Health Care Products, Inc.(the "Company") on Amendment No. 2 to Form 10-KSB for the year ended May 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jack Farley, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material   respect,   the  financial   condition  and  result  of
               operations of the Company.


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Jack Farley
------------------------------
Name: Jack Farley
Title: Chief Executive Officer
Date: December 9, 2005